EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
6/20/20111	Purchase	$13.3200	5000
6/22/2011	Purchase	13.5000	2300
6/23/2011	Purchase	13.5000	2400
6/24/2011	Purchase	13.5000	16911
7/6/2011	Purchase	15.0000	3952
7/11/20112	Purchase	14.8158	25862
7/12/20113	Purchase	14.9312	12300
7/13/20114	Purchase	14.9437	23004
7/14/20115	Purchase	14.6390	37000
7/15/20116	Purchase	14.3721	40062
7/18/20117	Purchase	14.6895	12852
7/19/20118	Purchase	14.9931	17464
7/26/20119	Purchase	14.9705	48087
7/27/201110	Purchase	14.8589	43450
7/28/201111	Purchase	14.8050	13400
7/29/201112	Purchase	14.8863	27198

1 This transaction was executed in multiple trades at prices ranging from $13.29 - 13.35.
2 This transaction was executed in multiple trades at prices ranging from $14.74 - 14.95.
3 This transaction was executed in multiple trades at prices ranging from $14.76 - 15.00.
4 This transaction was executed in multiple trades at prices ranging from $14.75 - 15.00.
5 This transaction was executed in multiple trades at prices ranging from $14.43 - 14.95.
6 This transaction was executed in multiple trades at prices ranging from $14.24 - 14.58.
7 This transaction was executed in multiple trades at prices ranging from $14.30 - 15.00.
8 This transaction was executed in multiple trades at prices ranging from $14.98 - 15.00.
9 This transaction was executed in multiple trades at prices ranging from $14.92 - 15.00.
10 This transaction was executed in multiple trades at prices ranging from $14.72 - 14.99.
11 This transaction was executed in multiple trades at prices ranging from $14.60 - 15.00.
12 This transaction was executed in multiple trades at prices ranging from $14.58 - 15.00.

Date	Type	Price	Shares
8/1/201113	Purchase	$14.0288	55418
8/2/201114	Purchase	13.7564	31184
8/3/201115	Purchase	13.4398	29500
8/4/201116	Purchase	13.7409	38348
8/5/201117	Purchase	14.2059	14093
8/8/201118	Purchase	14.0368	28917
8/9/201119	Purchase	14.2176	33732
8/10/201120	Purchase	14.0316	33800
8/11/201121	Purchase	14.0360	30400
8/12/201122	Purchase	14.0572	13500
8/15/201123	Purchase	13.9282	28044
8/16/201124	Purchase	13.7847	31067

13 This transaction was executed in multiple trades at prices ranging from $12.96 - 14.99.
14 This transaction was executed in multiple trades at prices ranging from $13.67 - 13.90.
15 This transaction was executed in multiple trades at prices ranging from $13.25 - 13.65.
16 This transaction was executed in multiple trades at prices ranging from $13.35 - 14.00.
17 This transaction was executed in multiple trades at prices ranging from $13.87 - 15.00.
18 This transaction was executed in multiple trades at prices ranging from $13.87 - 15.00.
19 This transaction was executed in multiple trades at prices ranging from $13.71 - 14.27.
20 This transaction was executed in multiple trades at prices ranging from $13.75 - 14.21.
21 This transaction was executed in multiple trades at prices ranging from $13.75 - 14.38.
22 This transaction was executed in multiple trades at prices ranging from $13.97 - 14.25.
23 This transaction was executed in multiple trades at prices ranging from $13.85 - 14.11.
24 This transaction was executed in multiple trades at prices ranging from $13.61 - 13.99.